EXHIBIT "A"

                          AMENDED AMD RESTATED BY-LAWS
                            RELATING GENERALLY TO THE
                   TRANSACTION OF THE BUSINESS AND AFFAIRS OF

                                       OF

                    GLOBAL BIOTECH CORP. (the "Corporation")


                               ARTICLE I - OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at such location as may be determined from time to time by the Board of Directors of the Corporation (the "Board of Directors").

         SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.


                      ARTICLE II - MEETING OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event that Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation.

         If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Corporation's Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

         SECTION 3. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the stockholders meeting, and the general nature of the business to be considered, shall be sent by regular mail, telecopy, email or other form of recorded communication to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than fifty days before the date of the meeting.

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         SECTION 4. BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote threat.

         SECTION 5. VOTING. Each stockholder entitled to vote in accordance with the terms and provisions of the Corporation's Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by majority vote except as otherwise provided by the Corporation's Certificate of Incorporation or the laws of the State of Delaware.

         SECTION 6. STOCK LEDGER. A stock ledger in one or more counterparts shall be kept by an officer of the Corporation or by a transfer agent appointed by the Board of Directors, in which shall be recorded the name and address of each person, firm or corporation owning the shares of stock evidenced by each certificate evidencing one or more shares of stock issued by the Corporation , the number of shares of stock evidenced by each such certificate, the date of issuance thereof and , in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name the shares of stock stand on the stock ledger of the Corporation shall be deemed the owner and record holder thereof for all purposes.

         SECTON 7. QUORUM. Except as otherwise required by law, by the Corporation's Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding ten percent (10%) of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings, of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally provided in the notice; but only those stockholders entitled to vote at the meeting as originally provided in the notice shall be entitled to vote at any adjournment or adjournment thereof.

         SECTION 8. ACTION WITHOUT MEETING. Except as otherwise provided by the Corporation's Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any provisions of the statutes or the Corporation's Certificate of Incorporation or these By-Laws, the meeting and vote of stockholders who would have been entitled by vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.


                             ARTICLE III - DIRECTORS

         SECTION 1. NUMBER AND TERM. The number of directors shall be determined by resolution of the Board of Directors, but shall not be (i) greater than ten
(10), or (ii) less than three (3) except where all the shares of stock of the Corporation are owned beneficially and of record by either one or two stockholders; in such a case the number of directors may be less than three (3) but not less than the number of stockholders. The directors shall be elected at

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the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify.

         SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for unexpired term and until his successor shall be duly chosen.

         SECTION 4. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for a purpose and the vacancies thus created may be filled at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         SECTION 5. COMPENSATION. Directors may receive such compensation, if any for their services as directors or as members of committees, and such reimbursement for expenses as may be fixed or determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation thereof.

         SECTION 6. ANNUAL MEETINGS. As soon as practicable after each annual election of directors by stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Article III,
Section 12 hereof.

         SECTION 7. OTHER MEETINGS. Other meetings of the Board of Directors shall be held at such times as the Chairman, the President, the Secretary or the majority of the Board of Directors shall from time to time determine.

         SECTION 8. NOTICE OF MEETINGS. The Secretary, or the officer of the Corporation calling the meeting, shall give written notice to each director of each meeting of the Board of Directors, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director at least two days before the day on which such meeting is to be held and sent by telecopy, email or other form of recorded communication, addressed to him at his residence or usual place of business, or delivered personally or by telephone. In addition, such a notice of a meeting of the Board of Directors shall be deemed sufficiently given if sent by mail to the director at his residence or usual place of business at least four days prior to the meeting. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board of Directors need be specified in any written waiver of notice thereof. Attendance of a director at a meting of the Board of Directors shall constitute a waiver of notice of such meeting, except as provided by law.

         SECTION 9. PLACE OF MEETINGS. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the

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Board of Directors may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

         SECTION 10. QUORUM AND MANNER OF ACTING. A majority of directors then in office (but in no event fewer than two if the total number of directorships, including vacancies, is greater than one or in no event fewer than one-third of the total number of directorships, including vacancies) shall be present in person at any meeting, and the vote of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

         SECTION 11. ORGANIZATION. At each meeting of the Board of Directors, one of the following shall act as chairman of the meeting and preside:

         (i)    the Chairman, if any;

         (ii)   the President, if the Chairman is not present; or

         (iii)  any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Director, or such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee thereof.


                              ARTICLE IV - OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. The officers of the Corporation shall consist of a President and a Chief Executive Officer. In addition, the Board of Directors may elect a Chairman, a Treasurer, a Secretary, one or more Vice-Presidents and such Assistant Secretaries, Assistant Treasurers and other officers as it may deem proper. None of the officers of Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting and at any time thereafter. More than two offices may be held by the same person.

         SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

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         SECTION 3. CHAIRMAN. The Chairman of the Board of Directors if one be
elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 4. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat and, in the absence or non-election of the Chairman of the Board of Directors, at all meeting of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

         SECTION 5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

         SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

         SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

         SECTION 8. ASSISTANT TREASURERS & ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any shall be elected and shall have such powers and shall perform such duties as shall assigned to them, respectively, by the directors.


                               ARTICLE V - RECORDS

         SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall entitled to have a certificate certifying the number of shares of stock owned by him in the Corporation, which certificate will be signed by, or in the name of the Corporation by any two of the following: the chairman, the

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vice-chairman of the Board of Directors, the president, a vice-president, the treasurer, an assistant treasurer, or the secretary of the Corporation,. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as other wise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder, who requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of such directors may be facsimiles.

         SECTION 2. LOST CERTIFICATES. New certificates of stock may be issued in the place of any certificate therefore issued by the Corporation, alleged to have been lost or destroyed, and the directors may in their discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against it on account of the alleged loss of any such new certificates.

         SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon the Corporation's books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. DIVIDENDS. Subject to the provisions of the Corporation's Certificate of Incorporation the Board of Directors may, out of funds legally available thereof at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

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         SECTION 6, SEAL. The Corporation shall be authorized to have a seal in the form determined from time to time by the Board of Directors.

         SECTION 7. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         SECTION 8. CHECKS. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States or Canadian mail, as applicable, postage prepaid, addressed to the person entitled thereto at his address as it appears in the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Corporation's Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.
                          ARTICLE VI - INDEMNIFICATION

         Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another Corporation, or as its representative in partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably included or suffered by him in connection therewith. The expenses of such a person incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
         The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability

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asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.


                            ARTICLE VII - AMENDMENTS

         These By-Laws may be altered and repealed and By-Laws may be made at any special meeting of the stockholders if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice is contained in the notice of such special meeting.






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